UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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United States Cellular Corporation
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EXPLANATORY NOTE

We have created a video to accompany our 2018 annual report that provides more information about our progress in 2018 and plans for 2019.  The attached is a transcript of the video available at investors.uscellular.com.

IMPORTANT INFORMATION: U.S. Cellular and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of U.S. Cellular in connection with the U.S. Cellular 2019 annual meeting of shareholders. Information regarding U.S. Cellular directors and executive officers, and other persons who may also be deemed to be participants, and their respective interests in U.S. Cellular by security holdings or otherwise is set forth in U.S. Cellular’s proxy statement relating to its 2018 annual meeting, including schedules, as filed with the Securities and Exchange Commission (SEC) on April 10, 2018, which may be obtained free of charge at the SEC’s website at www.sec.gov and U.S. Cellular’s website at www.uscellular.com. There has been no material change to such directors, executive officers or other participants or their interests since that time, except to the extent noted in U.S. Cellular’s filings with the SEC since that time. In addition, the class of other employees of U.S. Cellular that may be employed in the solicitation of proxies include employees in investor relations and communications who report to the Corporate Secretary of U.S. Cellular. The nature of their employment in such solicitations will be preparing communications (which will be filed with the SEC as required under Regulation 14A), responding to questions from shareholders and requesting shareholders to return proxies to U.S. Cellular. Additional information concerning participants that may be soliciting proxies on behalf of the U.S. Cellular board of directors and their respective interests in U.S. Cellular by security holdings or otherwise will be included in the proxy statement filed by U.S. Cellular in connection with its 2019 annual meeting of shareholders. The 2019 proxy statement, other solicitation materials and other reports that U.S. Cellular files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from U.S. Cellular on its website at www.uscellular.com. U.S. CELLULAR SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIALS FILED BY U.S. CELLULAR IN CONNECTION WITH THE U.S. CELLULAR 2019 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF U.S. CELLULAR AND OTHER MATTERS TO BE CONSIDERED AT THE 2019 ANNUAL MEETING OF SHAREHOLDERS.

2018 U.S. Cellular Annual Report Video Script
Hello, I’m Ken Meyers, President and CEO of U.S. Cellular. I appreciate this opportunity to talk with you about our progress last year and our plans for 2019.

In 2018, U.S. Cellular had a very good year. Highlights include growth in our customer base and billings per customer, which drove increasing revenues and profitability. At the same time, we cut costs throughout the organization while effectively managing investments for our future.

A key factor to our success in 2018 was the commitment and passion of our associates who serve customers in 22 states across the country.

We plan to build on this momentum in 2019 by focusing on four key objectives.

Strengthening and growing our loyal customer base remains our number one priority in 2019.

Last year, we saw low levels of handset churn as a result of high-levels of customer loyalty and satisfaction. Customers appreciate the simplicity of our Total Plans, which include choices for unlimited data. They also appreciate the financial safety that comes with our payback feature, which reduces the Plan cost when customers do not use a lot of data.

We plan to continue to evolve our pricing strategies and promotional plans, taking an even more targeted approach to meet the specific needs of our customers.

We will drive further engagement by rewarding customer loyalty, and offering even greater convenience and personalization. This includes creating a more digital retail experience and making switching easy for new customers.
The second strategic imperative is to capture new and emerging revenue opportunities. There are both short term and longer term initiatives behind this effort. Our short term initiatives include optimizing our device portfolio to ensure consumers have access to emerging categories like wearables and connected house devices. It also includes continuing to deliver 4G fixed wireless broadband services to our more rural markets. We are also targeting to expand our current operating footprint into a few areas adjacent to our current service territory and expanding our brand’s relevancy across other consumer segments.
Long-term initiatives are centered around the opportunities to provide more advanced, services with 5G technologies, which in turn impact our network and distribution plans.
Another strategic imperative is to advance our network to meet our customer’s evolving needs.
Network performance remains as a key driver of customer satisfaction and a hallmark of U.S. Cellular’s strategic positioning. As such, we will continue to invest in current technologies, 4G and Voice over LTE, to ensure our customers have the high-quality experience they come to expect even as their usage increases 45% a year. At the same time, we will begin investing in next generation, 5G technologies. Our New England and Mid-Atlantic markets are on track to roll out Voice over LTE in the first half of 2019, and we are targeting our first 5G launches in 2020.
Finally, we strive to maintain expense discipline.
We balance competitiveness with profitability through aggressive but economical pricing and promotions.
Despite increasing data usage growth, we still manage to keep costs low through expense management initiatives.
We will continue to seek every opportunity to improve effectiveness and efficiency in our day-to-day work.
At U.S. Cellular, we strive to build a connection with our communities that extends beyond our businesses. As examples through our annual campaigns, “Future of Good” and “Most Valuable Coach”, we use our unique local connections to identify and reward neighborhood heroes and support their efforts to build even better communities.

I am looking forward to 2019 and want to sincerely thank every associate of U.S. Cellular for their daily efforts to serve and delight our customers.